UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(D) of The Securities Exchange Act 0f 1934
Date of report (Date of earliest event reported): May 25, 2010
ACME PACKET, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33041 (Commission File Number)	04-3526641 (I.R.S. Employer Identification No.)
71 Third Avenue
Burlington, Massachusetts 01803
(Address of principal executive offices) (Zip Code)
(781) 328-4400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
     Acme Packet, Inc. (the “ Company”) held its 2010 Annual Meeting of Stockholders on May 25, 2010.
     Michael Thurk and Andrew D. Ory were elected to the Board of Directors, each for a three year term expiring at the 2013 Annual Meeting of Stockholders or until their respective successors have been elected. The stockholders also ratified the selection of Ernst & Young LLP as the Company’s independent registered public accountants for the year ending December 31, 2010.
     The final voting results on these matters were as follows:
     Proposal No. 1: The election of two nominees as Class I directors to the Board of Directors.

Nominee	For	Withheld	Non-Votes
Michael Thurk	24,295,678	21,854,106	6,027,814
Andrew D. Ory	41,458,002	4,691,782	6,027,814
     ISS Proxy Advisory Services/RiskMetrics Group, a proxy advisory firm (“ ISS”) recommended withholding votes from Mr. Thurk because Mr. Thurk was a member of the Company’s Compensation Committee of the Board of Directors that approved a stock option exchange program in July 2009 without prior stockholder approval as allowed under the Company’s equity plans. This is consistent with the standard polices and voting guidelines of ISS pursuant to which ISS routinely recommends withholding votes from the members of the Compensation Committee of any company if the company reprices options without prior stockholder approval, even if allowed under the company’s equity plans.
     Proposal No. 2: The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accountants for the year ending December 31, 2010.

For	Against	Abstain
51,970,464	198,941	8,193

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 1, 2010

Acme Packet, Inc.
By:	/s/ Peter J. Minihane
	Name:	Peter J. Minihane
	Title:	Chief Financial Officer and Treasurer